UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 17, 2026
(July 17, 2026)

Name of Registrant, State of Incorporation, Address Of Principal Executive Offices, Telephone Number, Commission File No., IRS Employer Identification No.
TXNM Energy, Inc.
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-32462
IRS Employer Identification No. - 85-0468296

Public Service Company of New Mexico
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-06986
IRS Employer Identification No. - 85-0019030
____________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
TXNM Energy, Inc.	Common Stock, no par value	TXNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on May 18, 2025, TXNM Energy, Inc., a New Mexico corporation (“TXNM”), Troy ParentCo LLC, a Delaware limited liability company (the “Parent”), and Troy Merger Sub Inc., a New Mexico corporation and an indirect wholly owned subsidiary of Parent (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into TXNM, with TXNM surviving the Merger as a direct wholly owned subsidiary of Parent (the “Merger”). Concurrently with the execution of the Merger Agreement, TXNM and Troy TopCo LP (“Purchaser”), a Delaware limited partnership, entered into a Stock Purchase Agreement dated May 18, 2025 (the “Stock Purchase Agreement”), pursuant to which Purchaser agreed to purchase 8 million newly issued shares of TXNM’s common stock at a price of $50.00 per share, representing an aggregate investment of $400 million (the “PIPE Transaction”). The PIPE Transaction closed in June 2025 and was intended to provide interim financing to support TXNM’s operations during the period preceding consummation of the Merger. Parent, Merger Sub and Purchaser are affiliates of Blackstone Infrastructure Partners L.P.

As previously disclosed, on July 2, 2026, the New Mexico Public Regulation Commission (“NMPRC”) issued a final order (the “Final Order”) declaring that (i) the PIPE Transaction is void and of no effect and (ii) TXNM, Public Service Company of New Mexico (“PNM”), Parent, and certain of their affiliates (the “Merger Parties”) must file a compliance report demonstrating how they have effectuated the unwinding of the PIPE Transaction.

Waiver and Letter Agreement

On July 17, 2026, TXNM, Parent and Merger Sub entered into a Waiver (the “Waiver”) pursuant to Section 8.6 of the Merger Agreement. Pursuant to the Waiver, each of Parent and TXNM irrevocably waived its right to terminate the Merger Agreement and abandon the Merger pursuant to Section 8.1(c) of the Merger Agreement (relating to the failure of the Merger to occur by the End Date (as defined in the Merger Agreement)) prior to May 31, 2027 (such period, the “Waiver Period”). Each party further waived any right or claim to interpret the terms of the Merger Agreement, including references to the End Date, in a manner inconsistent with the Waiver Period. In addition, TXNM irrevocably waived $175 million of the $350 million termination fee payable by Parent under the Merger Agreement (the “Parent Termination Fee”) in the event the Parent Termination Fee becomes payable, such that the Parent Termination Fee, if and when payable, would be reduced to $175 million. This reduction does not affect certain cost and expense reimbursement or indemnification obligations of the parties under specified provisions of the Merger Agreement relating to access to information, debt financing cooperation, effect of termination, and expenses.

On July 17, 2026, Parent, Purchaser, TXNM, and Merger Sub entered into a letter agreement (the “Letter Agreement”) addressing certain consents, waivers, and undertakings in connection with the unwinding of the PIPE Transaction and the ongoing regulatory approval process for the Merger. Each party to the Letter Agreement irrevocably and unconditionally waived, to the extent the facts or circumstances giving rise thereto had actually occurred and were actually known to such parties as of the date of the Letter Agreement, (i) any actual or alleged breach of any representation, warranty, covenant or agreement of the Merger Agreement or the Stock Purchase Agreement arising on or prior to the date of the Letter Agreement and (ii) any claim that any such breach or alleged breach constitutes, contributed to, or shall be taken into account in any regard in determining whether there has been, is, or would reasonably be expected to be, a Company Material Adverse Effect, Parent Material Adverse Effect or a Legal Restraint (as those terms are defined in the Merger Agreement), or a breach of the Merger Agreement or the Stock Purchase Agreement (clauses (i) and (ii) collectively, the “Waived Breaches and Claims”), together with any right or claim to terminate the Merger Agreement under Section 8.1(b), 8.1(d)(i), 8.1(e)(i), or 8.1(g) thereof, as a result of, or based in whole or part on, the Waived Breaches and Claims. The Waived Breaches and Claims include, but are not limited to, (i) any breach or alleged breach or claim based on facts or circumstances giving rise thereto that had actually occurred and were actually known as of the date of the Letter Agreement arising out of the March 11, 2026 Order Directing Joint Applicants to Show Cause in Docket No. 25-00060-UT, the Recommended Decision for Show Cause Proceeding, dated June 8, 2026, issued by the Hearing Examiners for the NMPRC (Docket No. 25-00060-UT), or the Final Order, (ii) the absence of any NMPRC approval for the issuance and sale of TXNM’s common stock contemplated by the Stock Purchase Agreement, or (iii) the determination by the NMPRC that the Stock Purchase Agreement and the issuance and sale of TXNM’s common stock contemplated thereby are void. In the Letter Agreement, the parties acknowledge that they have mutually agreed on the course of action contemplated by the Letter Agreement, the Waiver and the letter delivered by Parent consenting to certain updates to the Company Disclosure Schedule (as defined in the Merger Agreement) (the “Consent Letter”) and that any delays or similar adverse consequences in the proceedings with, or required regulatory approval of, the NMPRC arising from the parties’ compliance with the Letter Agreement or the Waiver, shall not constitute a breach of the Merger Agreement or the Stock Purchase Agreement or a Company Material Adverse Effect, Parent Material Adverse Effect or Legal Restraint under the Merger Agreement. Except as expressly set forth in the Letter Agreement or the Waiver, the parties reserved all other rights under the Merger Agreement, and the Letter Agreement does not otherwise constitute a waiver, release, amendment, or modification of the Merger Agreement.

In the Letter Agreement, Parent also consented to TXNM entering into the TXNM 2026 Term Loan (as discussed herein) and issuing shares of its common stock resulting in $400 million of gross proceeds (the “Equity Financing”), provided that no such shares may be issued at an individual or aggregate price of less than $50.00 per share. TXNM agreed to use the net proceeds of the Equity Financing to repay the TXNM 2026 Term Loan discussed herein.

The above descriptions of the Waiver and the Letter Agreement are not complete and are qualified in their entirety by reference to the full text of the Waiver and the Letter Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

TXNM 2026 Term Loan

On July 17, 2026, TXNM entered into a $400 million term loan agreement (the “TXNM 2026 Term Loan”) with the lenders party thereto and Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent. The TXNM 2026 Term Loan is effective as of July 17, 2026 and has a maturity date of January 17, 2029. In accordance with the Letter Agreement, TXNM will draw the full amount under the TXNM 2026 Term Loan and pay such amount to Purchaser in full repayment of the $400 million previously paid by Purchaser under the Stock Purchase Agreement in connection with unwinding the PIPE Transaction as a result of the Final Order. TXNM agreed to use the proceeds of the TXNM 2026 Term Loan solely for this repayment and not for any other purpose. Amounts previously paid by TXNM to Purchaser as dividends on the shares of common stock purchased in the PIPE Transaction may be retained by Purchaser in lieu of interest on the amount so repaid.

TXNM must pay interest on amounts borrowed under the TXNM 2026 Term Loan and must repay all amounts on or before the maturity date.

The TXNM 2026 Term Loan includes customary covenants, including a covenant that requires the maintenance of a consolidated debt-to-consolidated capitalization ratio of less than or equal to 0.70 to 1.00. The TXNM 2026 Term Loan also includes customary events of default, a cross-default provision, and a change-of-control provision. If an event of default occurs, Wells Fargo may declare the obligations outstanding under the TXNM 2026 Term Loan to be due and payable. Such acceleration will occur automatically in the event of an insolvency or bankruptcy default.

The above description of the TXNM 2026 Term Loan is not complete and is qualified in its entirety by reference to the entire TXNM 2026 Term Loan, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Wells Fargo and the other lenders perform normal banking (including as lenders under other facilities) and investment banking and advisory services from time to time for TXNM and its affiliates, for which each receives customary fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 17, 2026, TXNM issued a press release discussing the Waiver and the Letter Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K for TXNM that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. TXNM does not assume any obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, TXNM cautions readers not to place undue reliance on these statements. TXNM’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see TXNM’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filings and the information filed on TXNM’s Forms 8-K with the SEC, which factors are specifically incorporated by reference herein. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Waiver, dated as of July 17, 2026, by and among TXNM Energy, Inc., Troy ParentCo LLC, and Troy Merger Sub Inc.

10.2	Letter Agreement, dated as of July 17, 2026, by and among TXNM Energy, Inc., Troy PrentCo LLC, Troy Merger Sub Inc., and Troy TopCo LP

10.3	Term Loan Agreement, dated July 17, 2026, by and among TXNM Energy, Inc., the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent

99.1	Press Release, dated July 17, 2026 (furnished not filed)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

TXNM ENERGY, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: July 17, 2026	/s/ Gerald R. Bischoff
Gerald R. Bischoff
Vice President and Corporate Controller
(Officer duly authorized to sign this report)